Exhibit 99.1

CROSS-REFERENCE SHEET

Location in Ontario’s Action Plan: Protect, Support, Recover (2020 Ontario Budget) Included as Exhibit (99.10) and in the Public Accounts of Ontario: 2019-2020 Annual Report and Consolidated Financial Statements included as Exhibit (99.8), or in other Exhibit to Annual Report

Province of Ontario

Overview

Area and Population	Ex. 99.2, page 2

Government	Ex. 99.2, page 2

Constitutional Framework	Ex. 99.2, page 2

Operational Framework	Ex. 99.2, page 2

Implications for Provincial Financial Statements	Ex. 99.2, page 2

Foreign Relations	Ex. 99.2, page 3

The Budget and Quarterly Reporting	Ex. 99.2, page 3

Economy and Public Finance

Economic and Fiscal Outlook in Brief	Ex. 99.10, pages 2-26

COVID-19 Response: Ontario’s Action Plan: Protect, Support, Recover	Ex. 99.10, pages 27-146

Recent Economic Performance and Outlook	Ex. 99.10, pages 147-164

Fiscal Plan and Outlook	Ex. 99.10, pages 165-200

Borrowing and Debt Management	Ex. 99.10, pages 17-20, 201-218

Details of Tax Measures and Other Legislative Initiatives	Ex. 99.10, pages 219-238

Economic Statistics and Tables

Economic Data Tables	Ex. 99.2, pages 60-84

Ten-Year Review of Selected Statistics	Ex. 99.10, pages 198-199

Financial Reporting: Fiscal 2019-20

Highlights	Ex. 99.2, pages 4-13

Ex. 99.8, pages 5-6

Analysis of 2019-20 Results	Ex. 99.8, pages 7-29

Consolidated Financial Statements and Notes	Ex. 99.8, pages 41-87

Ontario Electricity Industry	Ex. 99.8, pages 11, 14, 16, 19, 28, 61, 76, 90-91

Ex. 99.10, pages 60-61, 76, 89-102, 121, 170-172, 175, 186, 190-192, 216

Public Debt

Publicly Held Debt Summary	Ex. 99.2, pages 14-51

Ex. 99.8, pages 26, 60

Debt Issuances Since 2019-20 Fiscal Year End	Ex. 99.2, pages 15-16

Ex. 99.8, page 50

Outstanding Debt Tables as at Fiscal Year End	Ex. 99.2, pages 29-50

SEC Registered Debt	Ex. 99.2, page 51

Assets and Liabilities	Ex. 99.8, pages 5-6, 21-26, 47-50

Ex. 99.10, page 216

Consolidated Debt of the Province of Ontario	Ex. 99.8, pages 61-62

Pensions and Other Employee Future Benefits	Ex. 99.8, pages 67-74

Risk Management and Derivative Financial Instruments	Ex. 99.8, pages 62-65

Contingent Liabilities

Obligations Guaranteed by the Province of Ontario	Ex. 99.2, pages 54-55

Ex. 99.8, page 79

Claims Against the Crown	Ex. 99.2, pages 56-59

Ex. 99.8, page 80